SCHEDULE 14A

                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. __)

  Filed by the Registrant [X]

  Filed by a party other than the Registrant [   ]

  Check the appropriate box:
    [ ]  Preliminary proxy statement
    [ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
    [X]  Definitive proxy statement
    [ ]  Definitive additional materials
    [ ] Soliciting material pursuant to section 240.14a-11(c) or section 240.14a-12

                          UNIVERSAL MONEY CENTERS, INC.

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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
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        2) Aggregate number of securities to which transaction applies:
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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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        4) Proposed maximum aggregate value of transaction:
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        5) Total fee paid:
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   [ ]  Fee paid previously with preliminary materials.
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   [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount previously paid:
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        2) Form, Schedule or Registration Statement No.:
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        3) Filing party:
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        4) Date filed:
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

                                                    6800 Squibb Road
                                                    Mission, Kansas 66202
                                                    (913) 831-2055


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 August 21, 2002

      The annual meeting of the shareholders of Universal Money Centers, Inc., a Missouri corporation (the "Annual Meeting"), will be held at the offices of Stinson Morrison Hecker LLP, 2600 Grand Avenue, 12th Floor, Kansas City, Missouri 64108, on Wednesday, August 21, 2002 at 10:00 A.M., local time, for the following purposes:

      1. To consider and act upon a proposal to elect three directors of the corporation as set forth in the accompanying Proxy Statement.

      2. To consider and act upon a proposal to ratify the selection of BKD LLP as independent auditors for the corporation and its subsidiaries for the present fiscal year.

      3. To consider and transact such other business as may properly come before the Annual Meeting.

      Shareholders of record at the close of business on July 15, 2002 are entitled to vote at the Annual Meeting.

      TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Sending in your Proxy now will not interfere with your rights to attend the Annual Meeting or to vote your shares personally at the Annual Meeting if you wish to do so.

      You are cordially invited to attend the Annual Meeting.


                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ David S. Bonsal
                               David S. Bonsal
                               Chairman of the Board
                               and Chief Executive Officer
DATE: July 22, 2002
      Mission, Kansas
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YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO
ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE FILL IN, SIGN AND RETURN THE ENLOSED PROXY CARD IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                          UNIVERSAL MONEY CENTERS, INC.
                                6800 Squibb Road,
                              Mission, Kansas 66202
                                 (913) 831-2055

                                                                   July 22, 2002

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Universal Money Centers, Inc. (the "Company", "we", "our" or "us"), for the annual meeting of shareholders to be held on August 21, 2002 at 10:00 a.m., local time, at the office of Stinson Morrison Hecker L.L.P., 2600 Grand Avenue, Kansas City, Missouri 64108, or any postponements or adjournments thereof (the "Annual Meeting"). These proxy solicitation materials were mailed on or about July 22, 2002 to all shareholders entitled to vote at the Annual Meeting.

      A copy of our annual report for the fiscal year ended January 31, 2002 and our quarterly report on Form 10-QSB for the fiscal quarter ended April 30, 2001 are enclosed herewith. Such reports are not incorporated in this Proxy Statement and are not to be deemed a part of the proxy soliciting material.

                               VOTING AND PROXIES

      Only shareholders of record at the close of business on July 15, 2002 are entitled to receive notice of and to vote at the Annual Meeting. Our outstanding voting securities as of such date consisted of 4,070,867 shares of common stock, $.01 par value ("Common Stock").

      If the accompanying Proxy is signed and returned the shares represented by the Proxy will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, they will be voted for (a) the nominees for directors named herein and (b) the ratification of the selection of the independent auditors.

      Shareholders are entitled to one vote per share on all matters, except the election of directors, as to which cumulative voting applies. Under cumulative voting, each shareholder is entitled to cast as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the shareholder wishes. If a shareholder desires to cumulate his or her votes, the accompanying Proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write "cumulate" on the Proxy and write below the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more of the nominees by lining through the name(s) of such nominee or nominees on the Proxy. If the Proxy is not marked with respect to the election of directors, authority will be granted to the persons named in the Proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

      A shareholder may revoke his or her Proxy at any time before it is voted by giving to our Secretary written notice of revocation bearing a later date than the Proxy, by submission of a later-dated Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to Ms. Pamela A. Glenn, Secretary, Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not obtained at the Annual Meeting, the meeting may be adjourned until such time as a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In tabulating the votes cast on proposals other than the election of directors, abstentions are counted and broker non-votes are not counted for purposes of determining whether a proposal has been approved. In tabulating the votes cast on the election of directors, votes withheld and broker non-votes are not counted for purposes of determining the directors who have been elected.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our Board of Directors presently consists of three directors, whose terms of office will expire upon the election of their successors at the Annual Meeting. The Board of Directors has nominated each of our current directors for re-election at the Annual Meeting. The shareholders will be asked to elect each of the nominees listed below as a director for a term of one year and until his successor is elected and qualified, or until his earlier resignation or removal. We expect all of such nominees to be available for election, but in the event that any of them should become unavailable, the persons named in the accompanying Proxy will vote for a substitute nominee or nominees if so designated by the Board of Directors. The three nominees receiving the greatest number of votes will be elected directors at the Annual Meeting.

NOMINEES FOR ELECTION AS OUR DIRECTORS

Name                Age   A Director Since     Principal Occupation

David S. Bonsal      62       1987           Our Chairman of the Board and
                                             Chief Executive Officer

Jeffrey M. Sperry    58       1982           President, CB Richard Ellis,
                                             Albany, New York, real estate
                                             company

Arthur M. Moglowsky  65       1981           Attorney and Shareholder,
                                             Bass & Moglowsky, S.C.,
                                             Milwaukee, Wisconsin

      Unless otherwise indicated, each director has had the same principal occupation during the last five years.

      Mr. Bonsal is a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions." Mr. Bonsal also serves on the Board of Directors and the Audit Committee of The Ferrite Company, Inc.

      Prior to 1999, Mr. Sperry served as Executive Vice President of Robert Cohn Associates, Inc., Albany, New York, a real estate company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      There were two meetings of the Board of Directors during the last fiscal year. The Board of Directors has established an Audit Committee. The Audit Committee members are Jeffrey M. Sperry and Arthur M. Moglowsky. See "--Nominees for Election as Directors." The Audit Committee assists the Board of Directors in satisfying the accounting and financial reporting responsibilities of the Company, reviewing and implementing internal controls and reviewing and assessing the scope and expense of the annual audit and related services provided by our independent accountants. The Audit Committee met one time during the last fiscal year. Each director attended all meetings of the Board of Directors and of any committee of which the director was a member during the last fiscal year. We do not have standing compensation or nominating committees, or committees performing similar functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than ten percent of our common stock to file reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and to provide us copies. Based solely upon a review of the copies of such reports provided to us and written representations from directors and executive officers, we believe that all applicable Section 16(a) filing requirements for the fiscal year ended January 31, 2002 have been met, except with respect to one late Form 5 filing by David S. Bonsal. Mr. Bonsal gave 50,000 shares of common stock to two people on December 31, 2001, but did not file a Form 4 or Form 5 regarding this transaction. Upon discovery of the omission, Mr. Bonsal filed a Form 5 on April 24, 2002. The filing was approximately thirty seven (37) days late.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.


                                   PROPOSAL 2

                              SELECTION OF AUDITORS

      The Board of Directors has selected BKD LLP to examine our accounts and the accounts of our subsidiaries for the current fiscal year. Unless otherwise directed, the proxies will be voted to ratify such selection. Representatives of BKD LLP are expected to be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions concerning the audit report.

      Approval of the ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting. Therefore, abstentions on this matter have the effect of negative votes. Broker non-votes will not affect the outcome of the vote on this matter.

      Audit Fees

      The aggregate fees billed by BKD LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended January 31, 2002 and for reviews of the financial statements included in our Quarterly Reports on Form 10-QSB for that fiscal year were approximately $63,990.

      All Other Fees

      The aggregate fees billed by BKD LLP for services rendered to us other than the services described above under "Audit Fees" for the fiscal year ended January 31, 2002 were approximately $15,240, which included expenses related to the review and tax work for Funding, preparation of tax returns for the fiscal year ended January 31, 2002, attendance at the November 2001 annual meeting and miscellaneous clerical expenses.

      The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BKD LLP. See "AUDIT COMMITTEE REPORT".

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 2 CONCERNING THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                             AUDIT COMMITTEE REPORT

      The audit committee operates under a written charter approved by the committee and adopted by our board of directors. The committee's charter is attached to this proxy statement as Appendix A. All of the members of the committee are independent as defined under in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

      In fulfilling its responsibilities, the committee reviewed and discussed Universal Money Centers, Inc.'s audited financial statements for the fiscal year ended January 31, 2002 with our management and independent auditors. The committee also discussed with BKD LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors their independence in relation to us and our management. The committee also considered the non-audit services provided to us by the independent auditors and concluded that such services were compatible with maintaining their independence.

      Based upon the reviews and discussions referred to above, the committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended January 31, 2002 filed with the Securities and Exchange Commission.

                               Submitted by the Audit Committee



                              /s/ Jeffrey M. Sperry

                              Jeffrey M. Sperry
                              Arthur M. Moglowsky


                        EXECUTIVE OFFICERS OF THE COMPANY

      Our executive officers are as follows:

          Name             Age           Position
          ----             ---           --------
    David S. Bonsal        62       Chairman of the Board of Directors
                                    and Chief Executive Officer

    Pamela A. Glenn        40       Vice President and Corporate Secretary

    Donald R.  Peterson    47       Chief Operating Officer

      Executive officers serve at the pleasure of our Board of Directors. Unless otherwise indicated, each executive officer has had the same principal occupation during the last five years.

      David S. Bonsal has served as our Chairman and Chief Executive Officer since 1988. Mr. Bonsal is also a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions."

      Pamela A. Glenn has served as our Vice President since May 1995 and our Corporate Secretary since September 1995. Ms. Glenn served as a Sales Representative and Account Manager for us from 1991 to May 1995 and held various positions with us from 1982 to 1991.

      Donald R. Peterson has served as Chief Operating Officer since October 2001. From May 2001 to August 2001, Mr. Peterson served as the Vice President of Sales of Pencel Corporation. From April 1999 to March 2001, Mr. Peterson served as the President and Chief Executive Officer of Framecast Communications, Inc. From August 1998 to February 1999, Mr. Peterson served as the Chief Operating

Officer of Safeconnect, Inc. From January 1990 to August 1998, Mr. Peterson served as the Chairman of the Board, President, and Chief Executive Officer of DeskStation Technology, Inc.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain summary information concerning the compensation paid and awarded for the years indicated to our Chief Executive Officer and to each of our executive officers who received compensation in excess of $100,000 for services rendered in all capacities to us and our subsidiaries during the fiscal year ended January 31, 2002.

                           Summary Compensation Table

                          Annual Compensation     Long-Term
                                                  Compensation

     Name and                                     Restricted Stock    All Other
Principal Position  Year  Salary($)  Bonus($)(1)    Award ($)(2)    Compensation($)
------------------  ----  ---------  -----------  ----------------  ---------------

David S.  Bonsal,   2002   114,792            0            0        3,750(3)
 Chief Executive    2001   125,000            0       20,000        3,750(3)
 Officer            2000   124,500        1,500            0        4,314(3)


John L. Settles     2002   106,500            0            0        49,250(4)
 Former President   2001   118,560            0            0         3,600(3)
                    2000    77,804        1,500            0             0

                             ------------------------
(1) Includes bonuses received in the reported year. The payment of bonuses is at the discretion of the Board of Directors.

(2) The restricted stock award consisted of 50,000 shares of common stock which vested in four equal installments, on March 31, June 30, September 30 and December 31, 2001. The value of the restricted shares shown is based upon our valuation of unrestricted shares.

(3) The amounts shown for fiscal 2002, 2001 and 2000 consist of contributions by us under our SIMPLE IRA Plan.

(4) Mr. Settles resigned as our President in November 2001 and earned $46,154 of this amount as severance pay in fiscal 2002 and $3,096 of this amount consisted of contributions by us in fiscal 2002 under our SIMPLE IRA Plan.

DIRECTOR COMPENSATION

      We currently pay each non-employee director a cash fee of $750 for each Board meeting attended in person and a cash fee of $250 for each Board meeting attended by telephone. Directors are reimbursed for certain reasonable expenses incurred in attending meetings. Officers do not receive any additional compensation for serving as members of the Board of Directors.

      We currently pay each non-employee committee member a cash fee of $750 for each committee meeting attended in person and a cash fee of $250 for each committee meeting attended by telephone. Committee members are reimbursed for certain reasonable expenses incurred in attending meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of May 1, 2002, with respect to the beneficial ownership of the common stock by (a) each beneficial owner of more than 5% of the outstanding shares thereof, (b) each director and each nominee to become a director, (c) each executive officer named in the Summary Compensation Table in Item 10 hereof and (d) all executive officers, and directors as a group.

                                                               Percent of
Name of Beneficial Owner                Number of Shares       Common Stock
                                       Beneficially Owned      Outstanding (1)
                                       ------------------      ---------------
David S. Bonsal (2)                        2,274,341               55.4%

Jeffrey M. Sperry                             12,478                 *

Arthur M. Moglowsky                           29,776                 *

John L. Settles                               44,440                1.1%

Directors and executive officers as        2,436,035               59.3%
a group (5 persons)

* Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) The address of Mr. Bonsal is c/o Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UNIVERSAL FUNDING CORPORATION

      We have maintained a business relationship with Universal Funding Corporation, a Missouri corporation ("Universal Funding"), since August 1989. The relationship began in 1989 as a result of our severe financial problems. The operation of our ATM network generally requires that we supply vault cash to ATMs owned by us to fund cash withdrawals. As a result of our financial problems, lenders were generally unwilling to extend loans, partly because of the concern that our creditors would assert claims against cash physically located in ATMs owned by us. We did not have sufficient cash to supply the vault cash for these ATMs. In order to resolve this problem and to permit us to continue to operate certain ATMs, Universal Funding was formed in 1989 by David
S. Bonsal, the chairman of our board of directors, John L. Settles, a former President of ours, and William Smithson, a shareholder. In 2000, Mr. Smithson sold his interest in Universal Funding to Mr. Bonsal and Mr. Settles. Each of them now owns one-half of Universal Funding. Mr. Settles was our President from April, 1989 through October, 1990 and then from June, 1999 to November, 2001.

      In 1989, we sold approximately 60 ATMs to Universal Funding for which Universal Funding had agreed to provide vault cash. Universal Funding requested the sale of the ATMs to Universal Funding as a condition to providing vault cash, in order to provide additional protection against seizure of Universal Funding's vault cash by our creditors. We entered into a Management Agreement with Universal Funding in 1989. The Management Agreement was designed to provide us with the economic benefits of ownership and operation of the ATMs sold to Universal Funding, while providing to shareholders and lenders of Universal Funding the protection from our creditors and the investment return necessary to attract their investment.

      In the Management Agreement, Universal Funding agreed to enter into contracts with site owners for the placement of the ATMs acquired from us, to provide vault cash necessary for the operation of the ATMs and to contract for an armored security service for deliveries of cash to ATMs. In exchange for these services, Universal Funding received all interchange fees for transactions processed on the ATMs for which it provided vault cash. Under the Management Agreement, we agreed to "drive" the ATMs sold to Universal Funding and to provide accounting, maintenance and communication services. In exchange for these services, Universal Funding agreed to pay us a management fee equal to Universal Funding's "net income". Universal Funding's "net income" is defined in the Management Agreement as revenues from interchange fees, less armored security charges, interest expense on funds borrowed to provide vault cash, ATM location expenses, debt service related to the purchase of the ATMs, taxes or insurance on ATMs, and a monthly payment to each of Universal Funding's shareholders representing a return on their equity investment in Universal Funding. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Universal Funding and is paid on the equity investment at a rate of 18% per annum, or a total of approximately $25,000 per year. The management fee is to be paid to us on a monthly basis after Universal Funding has met all of its other cash expenses, including the payment of interest on outstanding borrowings and the monthly payment to Universal Funding's shareholders. In addition, in the Management Agreement, the shareholders of Universal Funding grant us an option to purchase all of the outstanding stock of Universal Funding at any time for an amount equal to 110% of the capital contributed by the shareholders to Universal Funding plus any arrearages in the payment of expenses due under the Management Agreement. Management believes that the amount of the exercise price would have been approximately $165,000 as of January 31, 2002. The Management Agreement extends for successive twelve (12) month terms, unless either party provides written notice of termination to the other party at least thirty (30) days prior to the end of a twelve (12) month term.

      Since 1989, the relationship between Universal Funding and us has expanded to cover additional ATMs, as a result of the loss of other sources of financing and in order for us to take advantage of opportunities to place additional ATMs. Universal Funding currently supplies vault cash for approximately one-half of the ATMs owned by us. We lease to Universal Funding the ATMs for which Universal Funding provides vault cash for rent of $10.00 per month. Universal Funding requested the leasing arrangement for our ATMs in order to provide protection against seizure of its vault cash. We have replaced the ATMs originally purchased by Universal Funding, and Universal Funding no longer owns any ATMs in our network. Universal Funding does not provide vault cash for ATMs in our network which are owned by banks or by third party vendors. At January 31, 2002 and 2001, Universal Funding had vault cash of approximately $2,200,000 and $2,000,000, respectively, located in approximately 249 and 218 ATMs, respectively, owned by us.

      We paid expenses to Funding of $34,993 and $13,836 in fiscal years 2002 and 2001, respectively. Pursuant to the Management Agreement, we assume the risk of theft or other shortages of cash from the ATMs for which Funding supplies vault cash. We incurred losses of $40,419 and $1,830 from vault cash shortages in fiscal 2002 and 2001, respectively.

      Universal Funding borrows the funds that are used to supply vault cash principally from (i) Electronic Funds Transfer, Inc., our wholly owned subsidiary ("EFT"), (ii) David S. Bonsal, our Chairman and Chief Executive Officer, and a limited partnership in which Mr. Bonsal is the general partner,
(iii) our employees and (iv) other lenders. The loans generally have terms that range from 30 days to six months and are automatically rolled over at maturity unless prior written notice of termination is given at least 30 days before maturity. As of January 31, 2002, Universal Funding paid interest on loans at rates ranging from 11% to 12% per annum. At January 31, 2002, the aggregate outstanding amount of the loans was approximately $2,246,000, of which $139,715 was owed to EFT, approximately $1,025,000 was owed to Mr. Bonsal and the related limited partnership, approximately $68,000 was owed to John L. Settles, a former President of ours, approximately $24,400 was owed to other employees of ours and approximately $1,125,000 was owed to other lenders. The maximum outstanding balances of the loans made by EFT to Universal Funding in fiscal 2002 and 2001 were $945,715 and $977,200, respectively. The total interest earned by us on loans from EFT to Universal Funding in fiscal 2002 and 2001 was $81,298 and $57,590, respectively.

      The interest rate on loans from David S. Bonsal and the related limited partnership that were outstanding during fiscal 2002 and 2001 and as of January 31, 2002 was 11-15% per annum. The total interest paid by Funding to David S. Bonsal and the related limited partnership for loans to Funding was approximately $138,482 in fiscal 2002 and approximately $235,423 in fiscal 2001. The interest rates on loans from John L. Settles, a former President, that were outstanding during fiscal 2002 and 2001 and at January 31, 2002 were 11-18% per annum. The total interest paid by Funding to John L. Settles for loans to Funding was approximately $9,281 in fiscal 2002 and approximately $13,068 in fiscal 2001.

      As noted above, the shareholders of Funding receive a return on their equity investment in Funding each month before Funding pays the management fee to us. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Funding and is paid on the equity investment at a rate of 18% per annum. For each of fiscal 2002 and 2001, the amount paid by Funding to the shareholders of Funding as a return on equity investment was approximately $24,894 and $24,962, respectively.

      We have obtained access to additional sources of vault cash in recent years as a result of the improvement in our financial condition. See Annual Report on Form 10-KSB for fiscal year ended January 31, 2002 Item 6, "Management's Discussion and Analysis OR PLAN OF OPERATION - Liquidity and Capital Resources".

DEFERRED COMPENSATION

      During the fiscal year ended January 31, 2001, we paid approximately $140,000 to David S. Bonsal, our Chairman and Chief Executive Officer, for compensation which was deferred during fiscal years 1994 through 1996 in an attempt to improve our cash flow during those years. Mr. Bonsal forgave payment of accrued interest of approximately $41,000 over the deferred amount.

                          FUTURE SHAREHOLDER PROPOSALS

      We currently anticipate that for our 2003 annual meeting of shareholders ("2003 Annual Meeting") will be held on July 25, 2003.

      Our By-laws contain advance notice provisions governing certain matters, including shareholder proposals and shareholder nominations of candidates for the election to our Board of Directors. Under our By-laws, notice of any such proposal or nomination must be in writing and must be delivered to our Secretary at our principal executive offices (a) no less than sixty (60) days prior to the scheduled date of an annual shareholders' meeting, or (b) if the notice to shareholders or the public announcement of the scheduled date of the annual shareholders' meeting is not given or made at least seventy (70) days prior to the scheduled date of the meeting, not more than ten (10) days following the day on which we mail notice or make a public announcement of the scheduled date of the meeting. Any such shareholder proposal or nomination for election to the Board of Directors must also comply with the other applicable provisions of the advance notice provisions in our By-laws.

      Assuming that the date of the 2003 Annual Meeting is not changed, any shareholder nomination for director to be considered at that meeting or any proposal that a shareholder desires to have included in our proxy materials for the 2003 Annual Meeting must be received by our Secretary at our principal executive offices no later than March 24, 2003, in order to be considered for possible inclusion in the proxy materials and in order to be timely under the advanced notice provisions of our By-laws. Any such proposal must comply with the applicable rules of the Securities and Exchange Commission.

      No shareholder proposal or nomination will be considered at the 2003 Annual Meeting of Shareholders unless it is presented in accordance with the foregoing requirements. A copy of our By-laws containing the advance notice provisions can be obtained by any shareholder by written request to our Secretary at our principal executive offices.

                                     GENERAL

OTHER MATTERS

      As described above under "Future Shareholder Proposals," our By-laws require that prior written notice of any business to be brought before an annual shareholders' meeting be given to us a specified period of time prior to the meeting. Because no such notice has been received in a timely manner, the only business that may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the Annual Meeting by or at the direction of our Board of Directors. The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters described herein. If any other matters do properly come before the meeting, proxies in the accompanying form confer upon the persons named in such proxies discretionary authority to vote upon such matters, to the extent permitted under the applicable rules of the Securities and Exchange Commission.

SOLICITATION OF PROXIES

      In addition to the solicitation of proxies from shareholders by use of the mails, it is expected that a limited number of our employees, without additional compensation, may solicit proxies from shareholders by telephone, telegraph and personal visits. It is expected that banks, brokerage houses and others will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies. All costs of solicitation, including the costs of preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement the same, as well as the reasonable out-of-pocket expenses incurred by the above-mentioned banks, brokerage houses and others, will be borne by us.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ David S. Bonsal
                               David S. Bonsal
                               Chairman of the Board and Chief Executive Officer


DATE:  July 22, 2002

                                   Appendix A

                          Universal Money Centers, Inc.



            Charter of the Audit Committee of the Board of Directors


Organization

o This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Universal Money Centers, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board for any proposed changes to the charter.

o The Committee shall be appointed by the Board and shall consist of at least two directors, each of whom is independent of management and the Company and its subsidiaries. Members will be considered independent if:
o  they are not officers or employees of the Company or its subsidiaries,
o they have no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and
o they meet the independence requirements for serving on the Committee imposed from time to time by any stock exchange or inter-dealer quotation system on which the Company's stock is then traded.

o Members of the Committee shall have such financial and accounting ability and experience as shall be required from time to time by any stock exchange or inter-dealer quotation system on which the Company's stock is then traded. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement (or become able to do so within a reasonable period of time after his or her appointment to the Committee).

Statement of Policy
-------------------

o The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:
   o  the Company's financial reporting process,
   o  the Company's systems of internal accounting and financial controls,
   o  the Company's internal audit function, and
   o  the annual independent audit of the Company's annual financial statements.

o In providing this assistance, the Committee shall maintain and encourage free and open communication between the Committee, independent auditors, internal auditors, and management.

o In fulfilling its oversight role, the Committee is empowered to investigate any matter brought to its attention that it determines to investigate, with full access to all books, records, facilities, and personnel of the Company.

Responsibilities and Processes
------------------------------

o The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of those activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing and reporting on those financial statements.

o The Committee believes its policies and procedures for fulfilling its responsibilities should remain flexible in order to be able to react to changing conditions and circumstances. The following, however, shall be the principal recurring processes of the Committee in fulfilling its oversight responsibilities, to be undertaken from time to time as determined by the
   Committee:

   o Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's share-holders, and the Board and the Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

   o The Committee shall ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with the written disclosures required by the Independence Standards Board; the Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; and the Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

   o The Committee shall discuss with the internal auditors, if any, and the independent auditors, the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditors, if any, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls. Further, the Committee shall meet separately with the internal auditors, if any, and the independent auditors, with and without management present, to discuss the results of their examinations.

   o To the extent deemed appropriate by the Committee, the Committee shall review the interim financial statements with management and the independ-ent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q or prior to the quarterly earnings announcement, and shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the Committee for the purposes of this review.

   o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, significant judgments made and their reasonableness, and the completeness and clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based upon the Committee's review with management and the independent auditors, the Committee shall report to the Board whether the Committee recommends inclusion of the financial statements in the Company's Annual Report on Form 10-K.

   o The Committee shall prepare the report required to be included in the Company's proxy statement each year, to the extent required by applicable securities laws and regulations.

   o The foregoing provisions of this charter notwithstanding, the Committee does not have a duty to do any of the following:
      o   plan or conduct audits,
      o determine that the Company's financial statements are complete or accurate or prepared in accordance with generally accepted accounting principles,
      o resolve disagreements, if any, between management and the independent auditors,
      o   conduct any investigations or
      o assure compliance by any person or entity with any laws and regulations or any legal compliance and ethics programs of the Company.

     The Committee may rely in good faith upon the records of the Company and upon the information, opinions, reports or statements presented to the Committee by management, the internal auditor and the independent auditors. The Committee shall not be required to verify any such information unless in the Committee's good faith judgment the circumstances justify such verification.

   Please Complete, Sign, Date and Return this Proxy in the Enclosed Envelope.

                                      PROXY

     Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202


      -----                    -----



           [Place shareholder label here]

      -----                    -----

--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints David S. Bonsal, Donald R. Peterson and Pamela A. Glenn, and each of them, jointly and severally, with full power of substitution, as proxies for the undersigned at the Annual Meeting of Shareholders of Universal Money Centers, Inc., to be held at the offices of Stinson Morrison Hecker LLP, 2600 Grand Avenue, 12th Floor, Kansas City, Missouri on August 21, 2002, at 10:00 a.m., local time, and at any adjournment, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the election of directors, the proposals stated on this Proxy and any other matter properly brought before the meeting, all as set forth in the July 22, 2002 Proxy Statement.

     Unless otherwise marked, this Proxy will be deemed marked "Granted" on Proposal 1 and marked "For" on Proposal 2, and voted accordingly.


           Please mark your
[X]        votes as in this
           example.
                        THE BOARD OF DIRECTORS RECOMMENDS
             A VOTE "GRANTED" ON PROPOSAL 1 AND "FOR" ON PROPOSAL 2
1. Authority granted to or withheld from the     Authority          Authority
   proxies to vote for the following          GRANTED to vote      WITHHELD to
   nominees as Directors (or substitute       for all nominees    Vote for all
   nominee(s) designated by the Board of                            nominees
   Directors if any of them becomes
   unavailable):      David S. Bonsal,
   Jeffrey M. Sperry and Arthur M. Moglowsky.

   (INSTRUCTIONS:  To withhold authority to         [_]                [_]
   vote for any individual nominee, line
   through that nominee's name in the list
   above.)
                                                  FOR     AGAINST       ABSTAIN
2. Ratification of the appointment of BKD
   LLP as independent auditors for Universal
   Money Centers, Inc.
                                                  |_|        |_|          |_|

   This Proxy confers discretionary authority to vote upon certain matters, as described in the accompanying Proxy Statement.


SIGNATURE_______________ DATE:____, 2002 SIGNATURE______________ DATE:____, 2002

(Note: Please sign exactly as name appears on this Proxy. Executors, administrators, trustees, etc., should so indicate when signing, giving their full title as such. If a signer is a corporation or other entity, execute in full corporation or entity name by authorized officer. If shares are held in the name of two or more persons, all should sign.)